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                                                                  EXHIBIT 10.I.1


               RESOLUTIONS FOR BOARD OF GFC FINANCIAL CORPORATION
To Amend the GFC Financial Corporation Retirement Income Plan and Trust, the GFC Financial Corporation Capital Accumulation Plan and Trust, the GFC Financial Corporation Employees' Stock Ownership Plan and Trust, and the GFC Financial Corporation Supplemental Pension Plan

                 RESOLVED, that the Board of Directors hereby delegates discretionary authority to the Chief Executive Officer of the Company and the Committee appointed in accordance with the provisions of the GFC Financial Corporation Retirement Income Plan and Trust (the "Defined Benefit Plan") to amend the provisions of the Defined Benefit Plan (1) to reduce the formula for benefit accruals beginning on or after January 1, 1995 from 1.25% of five year final average pay plus .50% of five year final average pay less covered compensation times a maximum of 30 years of credited service to 1.0% of five year final average pay plus .50% of five year final average pay less covered compensation times a maximum of 35 years of credited service, provided that no accrued benefit of any participant shall be reduced below the accrued benefit determined as of December 31, 1994 and (2) to provide a grandfathered benefit for all participants who are within one year of normal retirement or early retirement eligibility as of January 1, 1995 equal to the greater of the benefit accrued as of December 31, 1994 plus accruals under the new formula or 1.10% of five year final average pay plus .50% of five year final average pay less covered compensation times a maximum of 35 years of credited service;

                 FURTHER RESOLVED, that the Board of Directors hereby delegates discretionary authority to the Chief Executive Officer of the Company and the Committee appointed in accordance with the provisions of the Defined Benefit Plan to further amend the Defined Benefit Plan or in the alternative to provide benefits outside the Defined Benefit Plan to any participant in the Defined Benefit Plan who is subjected to hardship as a result of the amendment in the rate of benefit accruals for plan years beginning on or after January 1, 1995;

                 FURTHER RESOLVED the Board of Directors hereby delegates discretionary authority to the Chief Executive Officer of the Company and the Committees appointed in accordance with provisions of the GFC Financial Corporation Capital Accumulation Plan and Trust (the "401(k)") and the GFC Financial Corporation Employees' Stock Ownership Plan and
                 Trust (the "ESOP") to amend the provisions of the 401(k) and the ESOP (1) to define compensation for purposes of employee pre-tax deferrals and employer contributions to include Management Incentive Plan and Sales Incentive Plan payments for all 401(k) and ESOP participants, (2) to match 100% of employee pre-tax deferrals up to 6% of compensation including Management Incentive Plan and Sales Incentive Plan payments, and (3) to allow participants in the 401(k) and ESOP to direct the investment of any employer match which exceeds 3% of compensation including Management Incentive Plan and Sales Incentive Plan payments among any of the investment alternatives offered under the 401(k);
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                 FURTHER RESOLVED, that the Board of Directors hereby delegates discretionary authority to the Chief Executive Officer of the Company and the Committee appointed in accordance with provisions of the GFC Financial Corporation Supplemental Pension Plan (the "SERP") to amend the provisions of the SERP to replace the current benefit schedules with a single formula of 1.75% of five year final average pay (including pay above any Internal Revenue Code limitations on qualified plans) times a maximum of 35 years of credited service less any benefit payable under the Defined Benefit Plan, subject to the terms of an individual employment agreements with any employee of the Company, its subsidiaries and affiliates who is eligible to participate in the SERP;

                 FURTHER RESOLVED, that the Chief Executive Officer and the Committees of the respective Plans are hereby authorized to amend and restate each of the Plans in their entirety to incorporate all required provisions under the Internal Revenue Code of 1986, and any subsequent statutes or pronouncements of the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation, as applicable (the "Code"), as well as the amendments authorized by these resolutions, to issue any required notices to plan participants, including but not limited to any notices required under Section 204(h) of the Employee Retirement Income Security Act, to make the operation of the Plans uniform to the extent practicable, to take such steps as they deem necessary and appropriate to effectuate these resolutions, to take any and all actions necessary to seek Internal Revenue Service approval of the documentation for and operation of the respective Plans as applicable, and to prepare and execute any amendments or documents necessary to obtain such approval on behalf of the Company and any of its subsidiaries or affiliates who have adopted the Plans;

                 FURTHER RESOLVED, that all terms used in these resolutions shall have the meanings given under the provisions of the respective Plans in operation;

                 FURTHER RESOLVED, that the terms of the Defined Benefit Plan, the terms of the 401(k) Plan, the terms of the ESOP, and the terms of the SERP (sometimes collectively referred as the Plans") shall each be amended to allow the Chief Executive Officer of the Company and the Committees appointed under each of the Plans acting in concert to make all plan amendments necessary on behalf of the Company and any of its subsidiaries or affiliates who have adopted the Plans to clarify any aspect of the Plans, to comply with tax qualification or other legal requirements, to provide a uniform benefit structure for all employees of the Company, its subsidiaries and affiliates as appropriate, to facilitate the administration of each of the Plans, or to implement appropriate changes in the design of the Plans, provided that such amendments do not significantly increase the cost of the Plans or adversely affect their status under the Code. The authority to make any amendments, on behalf of the Company and any of its subsidiaries or affiliates who have adopted the Plans, which significantly increase the cost of the Plans shall remain with the Board of Directors of the Company.